Exhibit 10.17

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into by and between Cano Petroleum, Inc., a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and Patrick M. McKinney, an individual currently residing in Tarrant County, Texas (“Senior Vice President”), effective as of the 31st day of December, 2008 (the “Amendment Effective Date”).

WHEREAS, the Company and Senior Vice President entered into that certain Employment Agreement dated June 1, 2006, as amended by the First Amendment to Employment Agreement effective November 9, 2006; Second Amendment to Employment Agreement effective June 29, 2007; and Third Amendment to Employment Agreement effective May 31, 2008 (the “Agreement”); and

WHEREAS, the Company and Senior Vice President desire to amend, alter, modify, and change the provisions of the Agreement to bring the provisions into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company and Senior Vice President do hereby agree to amend, alter, modify and change the Agreement, as of the Amendment Effective Date as follows:

1.                                      Section 12 of the Agreement is hereby adding the following new sentence at the end of the first paragraph of said Section:

Subject to Section 18 below, all payments made pursuant to this Section 12 shall be paid in a single lump sum within ten (10) days following Senior Vice President’s termination of employment, and any provision of in-kind benefits hereunder shall not affect the in-kind benefits provided in any other taxable year.

Except as specifically amended hereby, the Agreement remains in full force and effect as originally written.

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Amendment effective as of the date first written above.

THE COMPANY

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson, Chairman and CEO

SENIOR VICE PRESIDENT:

By:	/s/ Patrick M. McKinney
Patrick M. McKinney